Exhibit 99.1

DATE: November 8, 2007

From:

Safety Products Holdings, Inc. and Norcross Safety Products L.L.C.

2001 Spring Road

Oak Brook, IL  60523

Contact:

David F. Myers, Jr.

(630) 572-5715

FOR IMMEDIATE RELEASE

SAFETY PRODUCTS HOLDINGS, INC. AND NORCROSS SAFETY PRODUCTS L.L.C.

ANNOUNCE THIRD QUARTER 2007 RESULTS

OAK BROOK, IL November 8, 2007 — Safety Products Holdings, Inc. (“Holdings”) and Norcross Safety Products L.L.C. (“NSP” and collectively with Holdings, the “Company”), today announced results for the quarter ended September 29, 2007.  The following discussion presents results for both NSP and the Company only where the results between the two differ.

For the third quarter of 2007, net sales of the Company were $151.4 million compared to $136.8 million in the third quarter of 2006.  Income from operations was $16.8 million and $13.7 million for NSP and $16.8 million and $13.5 million for the Company for the three months ended September 29, 2007 and September 30, 2006, respectively.

The Company’s net sales increase of $14.6 million, or 10.7%, was attributable to increased net sales in each of its three operating segments.  In the general safety and preparedness segment, the net sales increase of $8.7 million, or 9.3%, was the result of overall North American and international organic growth and favorable exchange rates.  In the fire service segment, net sales increased by $3.9 million, or 17.7%, due in part to a more normalized pattern of fire act grants when compared to 2006.  In addition, the issuance of the new National Fire Protection Association (“NFPA”) standard is creating increased demand for the Company’s patented products.  In the electrical safety segment, net sales increased by $2.0 million, or 9.8%, primarily driven by strong overall market demand and new product penetration.

The Company’s gross profit increased by $8.6 million, or 17.4%, due to the increase in net sales and favorable margin realization.  The Company’s gross profit margin was 38.5% for the three months ended September 29, 2007 as compared to 36.3% for the three months ended September 30, 2006.

In the third quarter of 2007, income from operations increased by $3.1 million, or 23.0%, for NSP and $3.3 million, or 24.7%, for the Company.  In the general safety and preparedness segment, income from operations increased by $1.9 million, or 18.5%, primarily due to higher net sales volume and improved margin performance.  In the fire service segment, income from operations increased by $1.8 million, or 126.4%, primarily as a result of higher net sales and favorable margin realization.  In the electrical safety segment, income from operations increased by $0.8 million, or 24.7%, as higher net sales and the impact of the inventory purchase accounting adjustments during 2006 were partially offset by incremental operating expenses.  Excluding the impact of management incentive compensation of $0.3 million in the third quarter of 2006 and $0.5 million in the third quarter of 2007, corporate expenses increased by $1.2 million for NSP and $1.0 million for the Company, primarily due to higher payroll, administrative expenses and professional fees. The increase in professional fees was partially due to $0.7 million of fees associated with the engagement of a supply-chain improvement consulting firm.

For the first nine months of 2007, net sales of the Company were $456.0 million compared to $404.4 million for the first nine months of 2006.  Income from operations was $56.8 million and $46.1 million for NSP and $56.7 million and $45.8 million for the Company for the nine months ended September 29, 2007 and September 30, 2006, respectively.

The Company’s net sales increase of $51.6 million, or 12.7%, was attributable to increased net sales in each of its three operating segments.  In the general safety and preparedness segment, the net sales increase of $30.4 million, or 10.9%, was the result of overall North American and international organic growth and favorable exchange rates.  In the fire service segment, net sales increased by $7.1 million, or 10.5%, due in part to a more normalized pattern of fire grant acts when compared to 2006.  In addition, the issuance of the new NFPA standard is creating increased demand for the Company’s patented products.  In the electrical safety segment, net sales increased by $14.1 million, or 23.8%, primarily driven by strong overall market demand, new product penetration and incremental net sales resulting from the acquisition of The White Rubber Corporation.

The Company’s gross profit increased by $23.7 million, or 15.4%, primarily due to the increase in net sales. The Company’s gross profit margin was 39.0% for the nine months ended September 29, 2007, as compared to 38.1% for the nine months ended September 30, 2006.

For the first nine months of 2007, income from operations increased by $10.7 million, or 23.3%, for NSP and $10.9 million, or 23.7%, for the Company.  In the general safety and preparedness segment, income from operations increased by $6.9 million, or 21.0%, primarily due to the higher net sales volume, favorable margin realization and the impact of the inventory purchase accounting adjustments during 2006.  In the fire service segment, income from operations increased by $3.5 million, or 57.1%, primarily as a result of higher net sales and improved margin performance.  In the electrical safety segment, income from operations increased by $2.5 million, or 19.2%, as higher net sales and the impact of the inventory purchase accounting adjustments during 2006 were partially offset by lower margin realization and incremental operating expenses in part due to acquisition integration activities.  Excluding the impact of management incentive compensation of $1.3 million for the first nine months of 2006 and $1.2 million for the first nine months of 2007, corporate expenses increased by $2.3 million for NSP and $2.1 million the Company, primarily due to higher payroll, administrative expenses and professional fees. The increase in professional fees was partially due to $0.7 million of fees associated with the engagement of a supply-chain improvement consulting firm.

As of September 29, 2007, NSP and the Company had working capital of $179.6 million and $188.7 million and cash of $39.8 million and $40.6 million, respectively. The Company’s capital expenditures were $8.1 million in the first nine months of 2007 and $7.7 million in the first nine months of 2006.

“EBITDA” is net income plus interest expense, net, income tax expense and depreciation and amortization expense.  EBITDA and the supplemental information are summarized below as management believes that EBITDA and the supplemental information are useful to investors as they provide investors with disclosures of NSP’s and the Company’s operating performance on the same basis as that used by management. EBITDA does not represent and should not be considered as an alternative to net income, as determined by accounting principles generally accepted in the United States (“GAAP”), and NSP’s and the Company’s calculations thereof may not be comparable to that reported by other companies. EBITDA does not take into account NSP’s and the Company’s working capital requirements, debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary use.

The following table reconciles net income to EBITDA for NSP:

	Three Months Ended (1)		Nine Months Ended (1)
	September 30, 2006	September 29, 2007	September 30, 2006	September 29, 2007

Net income	$4,226	$8,108	$17,483	$21,305
Add:
Interest expense, net	6,906	6,485	19,660	19,997
Income tax expense	2,572	2,080	9,585	12,147
Depreciation and amortization	6,557	6,540	18,462	19,683
EBITDA	$20,261	$23,213	$65,190	$73,132

The following table reconciles net income to EBITDA for the Company:

	Three Months Ended (1)		Nine Months Ended (1)
	September 30, 2006	September 29, 2007	September 30, 2006	September 29, 2007

Net income	$889	$4,514	$8,045	$10,686
Add:
Interest expense, net	11,945	12,065	34,271	36,191
Income tax expense	663	66	4,134	6,444
Depreciation and amortization	6,557	6,540	18,462	19,683
EBITDA	$20,054	$23,185	$64,912	$73,004

The following table sets forth supplemental information regarding items included in net income of both NSP and the Company:

	Three Months Ended (1)		Nine Months Ended (1)
	September 30, 2006	September 29, 2007	September 30, 2006	September 29, 2007

Management incentive compensation	$265	$459	$1,345	$1,159
Inventory purchase accounting	318	—	1,062	—
Loss (income) from discontinued operations, net of tax (2)	26	—	(67)	2,813
Loss on sale of property, plant and equipment	13	45	21	154
Total	$622	$504	$2,361	$4,126

(1)          The information for the three and nine months ended September 29, 2007 and the three and nine months ended September 30, 2006 has been derived from the unaudited statements of operations.

(2)          Represents discontinued operations related to the disposal of the Company’s South African subsidiary.  The Company has reflected South Africa’s historical results of operations and transaction loss as discontinued operations.

We are a leading designer, manufacturer and marketer of branded products in the fragmented personal protection equipment industry. We manufacture and market a full line of personal protection equipment for workers in the general safety and preparedness, fire service and electrical safety industries. We sell our products under trusted, long-standing and well-recognized brand names, including North, KCL, Fibre-Metal, NEOS, Morning Pride, Ranger, Servus, Pro-Warrington, American Firewear, Salisbury and SafetyLine. Our broad product offering includes, among other things, respiratory protection, protective footwear, hand protection, turnout gear and linemen equipment.

We have scheduled a conference call to discuss our financial results on Friday, November 9th at 10:00 a.m. EST.  The call in number is (800) 952-3470.  A recording of the conference call will be available for 72 hours after the completion of the call.  The recording can be accessed by dialing (800) 633-8284 and entering reservation number 21354469.

This press release contains forward-looking information. These statements reflect management’s expectations, estimates, and assumptions based on information available at the time of the statement. Forward-looking statements include, but are not limited to, statements regarding future events, plans, goals, objectives, and expectations. The words ‘‘anticipate,’’ ‘‘believe,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘intent,’’ ‘‘likely,’’ ‘‘will,’’ ‘‘should,’’ and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and other factors, including those set forth below, which may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements. Important factors that could cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements include, but are not limited to: (i) our high degree of leverage and significant debt service obligations; (ii) the impact of current and future laws and governmental regulations affecting us or our product offerings; (iii) the impact of governmental spending; (iv) our ability to retain existing customers, maintain key supplier status with those customers with which we have achieved such status, and obtain new customers; (v) the highly competitive nature of the personal protection equipment industry; (vi) any future changes in management; (vii) acceptance by consumers of new products we develop or acquire; (viii) the importance and costs of product innovation; (ix) unforeseen problems associated with international sales, including gains and losses from foreign currency exchange and restrictions on the efficient repatriation of earnings; (x) the unpredictability of patent protection and other intellectual property issues; (xi) cancellation of current orders; (xii) the outcome of pending product liability claims and the availability of indemnification for those claims; (xiii) general risks associated with the personal protection equipment industry; and (xiv) the successful integration of acquired companies on economically acceptable terms. We undertake no obligation to publicly update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, or changes to future results over time.

Norcross Safety Products L.L.C.

Consolidated Statements of Operations

(Amounts in Thousands) (Unaudited)

	Three months ended		Nine months ended
	September 30, 2006	September 29, 2007	September 30, 2006	September 29, 2007
Net sales	$136,777	$151,406	$404,411	$455,963
Cost of goods sold	87,161	93,161	250,420	278,249
Gross profit	49,616	58,245	153,991	177,714
Operating expenses:
Selling	12,342	13,790	37,470	40,944
Distribution	8,028	9,491	23,428	28,173
General and administrative (1)	12,520	15,297	38,479	43,051
Amortization of intangibles	3,073	2,869	8,540	8,746
Total operating expenses	35,963	41,447	107,917	120,914
Income from operations	13,653	16,798	46,074	56,800
Other expense (income):
Interest expense	7,011	6,920	20,079	20,885
Interest income	(105)	(435)	(419)	(888)
Other, net	(85)	115	(610)	514
Income from continuing operations before income taxes and minority interest	6,832	10,198	27,024	36,289
Income tax expense	2,572	2,080	9,585	12,147
Minority interest	8	10	23	24
Income from continuing operations	4,252	8,108	17,416	24,118
Loss (income) from discontinued operations (including loss on disposal of subsidiary of $3,022 for the nine months ended September 29, 2007), net of income tax	26	—	(67)	2,813
Net income	$4,226	$8,108	$17,483	$21,305

 (1)          General and administrative expenses exclude amortization of intangibles and include $265 and $459 of management incentive compensation for the three months ended September 30, 2006 and September 29, 2007, respectively and $1,345 and $1,159 of management incentive compensation for the nine months ended September 30, 2006 and September 29, 2007, respectively.

Norcross Safety Products L.L.C.

Consolidated Balance Sheets

(Amounts in Thousands)

	December 31, 2006 (1)	September 29, 2007
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,096	$39,849
Accounts receivable, less allowance of $2,323 and $2,484 in 2006 and 2007, respectively	73,306	92,762
Inventories	108,270	111,316
Deferred income taxes	2,143	1,946
Prepaid expenses and other current assets	3,555	3,791
Total current assets	213,370	249,664
Property, plant and equipment, net	69,627	68,414
Deferred financing costs, net	6,387	5,380
Goodwill	158,011	163,842
Other intangible assets, net	281,438	276,998
Other noncurrent assets	5,119	6,224
Total assets	$733,952	$770,522

Liabilities and member’s equity
Current liabilities:
Accounts payable	$21,891	$22,215
Accrued expenses	41,882	44,448
Current maturities of long-term obligations	5,830	3,414
Total current liabilities	69,603	70,077
Long-term liabilities:
Pension, post-retirement and deferred compensation	17,082	13,553
Long-term obligations	320,666	317,784
Other noncurrent liabilities	7,008	8,122
Deferred income taxes	64,602	65,794
Total long-term liabilities	409,358	405,253

Minority interest	199	222

Member’s equity:
Contributed capital	222,828	223,952
Retained earnings	21,169	41,743
Accumulated other comprehensive income	10,795	29,275
Total member’s equity	254,792	294,970
Total liabilities and member’s equity	$733,952	$770,522

(1)          December 31, 2006 balances were obtained from audited financial statements.

Safety Products Holdings, Inc.

Consolidated Statements of Operations

(Amounts in Thousands) (Unaudited)

	Three months ended		Nine months ended
	September 30, 2006	September 29, 2007	September 30, 2006	September 29, 2007
Net sales	$136,777	$151,406	$404,411	$455,963
Cost of goods sold	87,161	93,161	250,420	278,249
Gross profit	49,616	58,245	153,991	177,714
Operating expenses:
Selling	12,342	13,790	37,470	40,944
Distribution	8,028	9,491	23,428	28,173
General and administrative (1)	12,727	15,325	38,757	43,179
Amortization of intangibles	3,073	2,869	8,540	8,746
Total operating expenses	36,170	41,475	108,195	121,042
Income from operations	13,446	16,770	45,796	56,672
Other expense (income):
Interest expense	12,050	12,510	34,690	37,089
Interest income	(105)	(445)	(419)	(898)
Other, net	(85)	115	(610)	514
Income from continuing operations before income taxes and minority interest	1,586	4,590	12,135	19,967
Income tax expense	663	66	4,134	6,444
Minority interest	8	10	23	24
Income from continuing operations	915	4,514	7,978	13,499
Loss (income) from discontinued operations (including loss on disposal of subsidiary of $3,022 for the nine months ended September 29, 2007), net of income tax	26	—	(67)	2,813
Net income	$889	$4,514	$8,045	$10,686

 (1)          General and administrative expenses exclude amortization of intangibles and include $265 and $459 of management incentive compensation for the three months ended September 30, 2006 and September 29, 2007, respectively and $1,345 and $1,159 of management incentive compensation for the nine months ended September 30, 2006 and September 29, 2007, respectively.

Safety Products Holdings, Inc.

Consolidated Balance Sheets

(Amounts in Thousands)

	December 31, 2006 (1)	September 29, 2007
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,796	$40,558
Accounts receivable, less allowance of $2,323 and $2,484 in 2006 and 2007, respectively	73,306	92,762
Inventories	108,270	111,316
Deferred income taxes	2,143	1,946
Prepaid expenses and other current assets	3,624	3,880
Total current assets	214,139	250,462
Property, plant and equipment, net	69,627	68,414
Deferred financing costs, net	16,517	13,991
Goodwill	157,242	163,073
Other intangible assets, net	281,438	276,998
Other noncurrent assets	5,119	6,224
Total assets	$744,082	$779,162

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$21,891	$22,215
Accrued expenses	40,596	37,205
Current maturities of long-term obligations	4,820	2,301
Total current liabilities	67,307	61,721
Long-term liabilities:
Pension, post-retirement and deferred compensation	17,082	13,553
Long-term obligations	470,140	482,046
Other noncurrent liabilities	7,008	11,717
Deferred income taxes	55,460	53,103
Total long-term liabilities	549,690	560,419

Minority interest	199	222

Shareholders’ equity:
Common shares	110	110
Contributed capital	111,883	113,007
Retained earnings	4,098	14,408
Accumulated other comprehensive income	10,795	29,275
Total shareholders’ equity	126,886	156,800
Total liabilities and shareholders’ equity	$744,082	$779,162

(1)          December 31, 2006 balances were obtained from audited financial statements.